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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 11, 2001, except as to
Note 16 which is as of February 22, 2001, relating to the consolidated financial statements and financial statement schedule, which appears on DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings 'Experts' and 'DoubleClick Selected Historical Consolidated Financial Data' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 21, 2001